                          CONSULTING SERVICES AGREEMENT


         This Agreement, made as of the 1st day of March, 1998, between International Plastic Technologies, Inc., a Delaware corporation (the "Company"), and B.C. China Business, Inc., a New York corporation (the "Consultant")

         WHEREAS, the Company wishes to arrange for the outsourcing of a portion of its manufacturing needs to independent contractors in the People's Republic of China (the "Territory"); and

         WHEREAS, the Consultant presently maintains close professional relationships with certain manufactures in the Territory; and

         WHEREAS, the Company desires to contract for the consulting services of the Consultant and the Consultant desires to perform such consulting services on behalf of the Company;

         NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is mutually agreed by and among the parties as follows:

1. Term. The Company hereby retains the Consultant and the Consultant hereby accepts such retainer, for a term (the "Term") commencing as of the date first written above and ending on March 1, 2008.

2. Services. The Consultant agrees to perform for the Company, on a non-exclusive basis, the following services:

         (a) Provision of general consulting services to the Company and the Company's personnel in connection with, and in furtherance of, the development and expansion of the Company's business in the Territory, the development of new business ventures in the Territory, and the various day-to-day activities of the Company in the management of its business in the Territory; and

         (b) Provision of general consulting services on such matters as may be requested by the Board of Directors or the President of the Company.

3.       Cash Compensation.

         (a) During the first twelve (12) month period of the Term, the Company shall pay the Consultant Fifty Dollars ($50.00) per hour and (i) an amount equivalent to one and one half per cent (1.5%) of the Net Cost (as defined below) of all products manufactured in the Territory at the Company's request up to a Net Cost of $5,000,000.00 per year, plus one per cent (1%) of the portion of Net Cost which exceeds $5,000,000.00 per year (the "Commission"); and
(ii) all reasonable expenses incurred by the Consultant in performing her duties hereunder.

         (b) Net Cost shall be defined for purposes of this Agreement as the aggregate invoice price of the products manufactured in the Territory, less the cost of shipping and any returns.

         (c) The Consultant's compensation as set forth above will be reviewed by the Company at the end of the initial twelve (12) month period.

         (d) Provided that the Consultant has not breached the provisions of this Agreement in any way and does not extend the Term, the Consultant's Commission will continue so long as the product is being purchased by sources developed by the Consultant.

4.       Stock Compensation.

         (a) Stock Grants. The Consultant will receive a minimum of 5,000 shares of unregistered common stock of the Company upon the date that the Company's registration for an initial public offering is declared effective by the Securities and Exchange Commission (the "Effective Date"). The Consultant shall receive a minimum of 5,000 unregistered shares of common stock of the Company on each anniversary of the Effective Date for four years following the Effective Date.

         (b) Option Grants. The Consultant will receive a minimum of 5,000 options to purchase common stock of the Company on the Effective Date. The Consultant shall receive 5,000 options on each anniversary of the Effective Date for four years following the Effective Date. The exercise price of the options will be $4.50.

5. Consultant's Covenants. During the Term and thereafter, the Consultant shall keep secret and retain in strictest confidence, and shall not use for her benefit or the benefit of others, except in connection with the business and affairs of the Company and its affiliates, all confidential matters relating to the present business and any other principal line of business developed by the Company during the Term (hereinafter collectively referred to as the "Company Business") and shall not disclose them to anyone except with the Company's express written consent. These rights of the Company are in addition to and without limitation to those rights and remedies available under common law for protection of the types of such confidential information which constitute "trade secrets" as construed under controlling law.

6.       Miscellaneous.

         (a) This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto. This Agreement may be amended, superseded, canceled, renewed or extended, only by a written instrument signed by both parties.

         (b) This Agreement, and the Consultant's rights and obligations hereunder, may not be assigned by the Consultant (other than to a corporation the majority of whose shares are owned by the Consultant, provided that the Consultant remains solely responsible for the performance of all the services and compliance with all the provisions of this Agreement). Any purported assignment by the Consultant in violation hereof shall be null and void.

         (c) This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, permitted assigns, heirs, executors and legal representatives.

         (d) This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original but all such counterparts together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have signed their names as of the day and year first above written.

                                   International Plastic Technologies, Inc.


                                   By: /s/ Andrew Franzone
                                      ------------------------
                                      Andrew Franzone, President



                                   B.C. China Business, Inc.


                                   By: /s/ Bao-wen Chen
                                      ------------------------
                                      Bao-wen Chen, President

                            AMENDMENT NO. 1 TO THE
                        CONSULTING SERVICES AGREEMENT
               BETWEEN INTERNATIONAL PLASTIC TECHNOLOGIES, INC.
                        AND B.C. CHINA BUSINESS, INC.


          This Amendment, effective as of February 10, 1999, by and among International Plastic Technologies, Inc., now known as International Smart Sourcing, Inc. (the "Company") and B.C. China Business, Inc. (the "Consultant").

          WHEREAS, the Company and the Consultant entered into a Consulting Services Agreement dated as of the 1st day of March, 1998 (the "Agreement"); and

          WHEREAS, it is the desire of the Company and the Consultant to amend the Agreement to change the Consultant's hourly cash compensation, and to change the vesting of certain Stock Grants and Option Grants.

          NOW THEREFORE, in consideration of the premises and the mutual covenants and the terms and conditions set forth in this Amendment, the parties hereto agree as follows:

          1. Capitalized terms herein shall have the meaning ascribed to them in the Agreement.

          2. Paragraph 3(a) is amended to delete the language "Fifty Dollars ($50.00) per hour" and to insert the following in its place: "at an hourly rate as mutually determined and agreed upon by the Company and the Consultant from time to time".

          3. Paragraph 4(a) is deleted in its entirety and the following paragraph is substituted in its place:

             "(a) Stock Grants. The Consultant will receive 25,000 shares of unregistered common stock of the Company upon the date that the Company's registration for an initial public offering is declared effective by the Securities and Exchange Commission (the "Effective Date")."

          4. Paragraph 4(b) is deleted in its entirety and the following paragraph is substituted in its place:

        "(b) Option Grants. On the Effective Date the Consultant will receive 25,000 options to purchase common stock of the Company at an exercise price of $4.50 per share. Such options shall be fully exercisable on the second anniversary of the Effective Date."

     5. The name of International Plastic Technologies, Inc. is changed to International Smart Sourcing, Inc.

     6. Except as specifically amended above, the terms and conditions of the Agreement are hereby ratified and confirmed and remain in full force and effect.

     7. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.


        IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed and delivered on the date first above written.


                                           International Smart Sourcing, Inc.



                                           By: /s/ Andrew Franzone
                                              -------------------------------
                                               Andrew Franzone


                                           B.C. China Business, Inc.


                                           By: /s/ Bao-Wen Chen
                                              -------------------------------
                                              Bao-Wen Chen